EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                          CUMBERLAND TECHNOLOGIES, INC.


                                                                                           Year Ended December 31,
                                                                        ------------------------------------------------------------
                                                                               2000                    1999                    1998
                                                                        ------------------------------------------------------------

Average shares outstanding ................................               5,528,849               5,475,613               5,447,966

Dilutive stock options ....................................                 103,500                 134,500                    --
                                                                        -----------             -----------             -----------
Totals ....................................................               5,632,349               5,610,113               5,447,966
                                                                        ===========             ===========             ===========
Net income (loss) .........................................             $ 1,041,749             $ 1,148,070             $  (321,409)
                                                                        ===========             ===========             ===========
Diluted earnings (loss) per share amount ..................             $       .19             $       .21             $      (.06)
                                                                        ===========             ===========             ===========